SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 13, 2003

EMPYREAN COMMUNICATIONS, INC.

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(Exact name of registrant as specified in its charter)

Nevada	0-30118	88-0413417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

2537 S. Gessner, Suite 114, Houston, TX 77063

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(Address of principal executive offices) (Postal Code)

250 H. Street, #725, Blaine, WA 98230

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Prior Address (Postal Code)

Registrant's telephone number, including area code: (713) 260-7236

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Item 5. Other Events

On October 13, 2003, the Registrant announced that it signed a letter of intent to merge with the Golden Ratio Group ("Golden"), located in Emigrant, Montana. Golden consists of 2 companies well known in the spa and recreation industry, another in the charge card business, as well as a basalt rock and gravel quarry. Test results of the materials in this quarry have indicated suitability for use in the manufacturing of basalt fiber, a product being developed by the Registrant. Both parties have commenced work towards finalizing a merger agreement, which is a condition of the letter of intent. Further details will be released as they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 13, 2003                      EMPYREAN COMMUNICATIONS, INC.

/s/ Robert L. Lee

By: Robert L, Lee

President and Director